Exhibit 1.1

8,000,000 Shares

BERRY PETROLEUM COMPANY

Class A Common Stock

Underwriting Agreement

January 14, 2010

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-2629

Ladies and Gentlemen:

Berry Petroleum Company, a Delaware corporation (the “Company”), agrees with the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters an aggregate of 8,000,000 shares (the “Firm Securities”) of Class A Common Stock, par value $0.01 per share, of the Company (the “Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,200,000 additional shares (“Optional Securities”) of its Securities as set forth in Section 2 below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Securities, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-161243), including a prospectus, relating to the Offered Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The base prospectus included in the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated January 11, 2010 relating to the Offered Securities and used prior to the filing of the Prospectus (as defined below) (the “Preliminary Prospectus Supplement”), is hereinafter referred to as the “Preliminary Prospectus.” The Base Prospectus, as

supplemented by the prospectus supplement dated January 14, 2010 relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus.”  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Firm Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated January 11, 2010, and the other information, if any, stated in Annex B to this Agreement to be included in the Time of Sale Information, all considered together as constituting part of the Time of Sale Information.

2.             Purchase of the Offered Securities by the Underwriters.  (a)The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $28.0434375.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the Time of Sale, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities, as applicable. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date (as defined below) and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

(b)           The Company understands that the Underwriters intend to make a public offering of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Offered Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Offered Securities purchased by it to or through any Underwriter.

(c)           Payment for and delivery of the Firm Securities will be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 9:00 A.M., local time, on January 21, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “First Closing Date”), or in the case of the Optional Securities, on the Optional Closing Date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Optional Securities.

(d)           Payment for the Offered Securities to be purchased on the First Closing Date or the Optional Closing Date, as the case may be, shall be made to the Company in federal (same day) funds by wire transfer to an account specified by the Company to the Representatives at a reasonable time in advance of the applicable Closing Date against delivery to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives of the Offered Securities to be purchased on such date, with any transfer taxes payable in connection with the sale of such Offered Securities duly paid by the Company.  Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(e)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Representatives or any of the other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain, at the time of filing thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof.

(b)           Time of Sale Information.  The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) documents listed on Annex B hereto as constituting a part of Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, and does not or will not conflict with information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information filed prior to first use of such Issuer Free Writing Prospectus, did not, as of the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 7(b) hereof.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration,” as defined under Rule 405 of the Securities Act, that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any amendment thereto complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Closing Date and as of the Optional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information, and the assumptions used and adjustments made in connection with the preparation of such pro forma financial information are reasonable and appropriate to give effect to the transactions and circumstance referred to therein.  All disclosures contained in the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Securities Act, as applicable.

(g)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Securities, in the ordinary course, pursuant to grants, exercises or awards under employee or director benefit or compensation plans or pursuant to the Company’s stock repurchase program, which program and plans are described in the Registration Statement, the Time of Sale Information and the Prospectus, or pursuant to the Company’s Dividend Reinvestment Plan, which plan is described in the Company’s registration statement on Form S-3 filed on December 15, 2009 (File No. 333-163743)), short-term debt or long-term debt of the Company (other than borrowings made in the ordinary course of business under the revolving credit facility provided for under the Amended and Restated Credit Agreement dated as of July 15, 2008 among the Company, Wells Fargo Bank, National Association and the other parties thereto, as amended), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regular quarterly dividends paid with respect to the Securities and Class B Stock of the Company in the amount of $0.075 per share and amounts paid or allocated pursuant to employee or director benefit or compensation plans, which plans are as described in the Registration Statement, the Time of Sale Information and the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) or (iii) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           Organization and Good Standing.  The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, limited liability company, partnership or other entity other than a 37.5% interest in Lake Canyon Transportation & Gathering LLC, a Utah limited liability company, a 48% interest in the NJNR-UTE Gas Pipeline System established pursuant to that certain Joint Venture Agreement dated April 1, 1992 and its role as trustee under that certain Declaration of Trust executed November 3, 1986 known as the B Group Victory Trust.

(i)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”

(j)            Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k)           The Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company, as of the date of this Agreement and as of the Applicable Closing Date, have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all outstanding shares of capital stock of the Company, as of the date of this Agreement and as of the Applicable Closing Date, are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the Registration Statement, the Time of Sale Information and the Prospectus and to the description of such Offered Securities contained in the Preliminary Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(l)            Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)          No Violation or Default.  The Company is not (i) in violation of its charter or by-laws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms of this Agreement, the issuance and sale of the Offered Securities and the consummation of the other transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (including without limitation the Federal Energy Regulatory Commission or the California Public Utilities Commission) is required for the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with the terms of this Agreement, the issuance and sale of the Offered Securities and the consummation of the other transactions contemplated by this Agreement, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(p)           Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; (ii) to the knowledge of the Company, there are no legal, governmental or regulatory investigations, actions, suits or proceedings threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and (iii) (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)           Independent Accountants.  PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)            Title to Real and Personal Property.  Except as discussed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the businesses of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)           Title to Intellectual Property.  (i) The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses as disclosed in the Time of Sale Information; (ii) the conduct of its businesses as disclosed in the Time of Sale Information will not conflict in any respect with any such rights of others; and (iii) the Company has not received any notice of any claim of infringement or conflict with any such rights of others; except in the case of each of clauses (i) and (ii) as would not have, individually or in the aggregate, a Material Adverse Effect.

(t)            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v)           Taxes.  (i) The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and (ii) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the

Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets, except, in the case of each of clauses (i) and (ii) above, for any such failure to so pay or file or deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          Licenses and Permits.  The Company possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where such renovation, modification, or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(x)            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as could not reasonably be expected to have a Material Adverse Effect.

(y)           Compliance with Environmental Laws.  (i) The Company (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of it under applicable Environmental Laws to conduct its businesses; and (z) has not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to the Company to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) the Company is not aware of any issues regarding compliance with Environmental Laws, or Liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(z)                                   Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) no Plan is subject to Title IV of ERISA.

(aa)                            Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)                          Accounting Controls.  The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(cc)                            Insurance.  The Company has insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are commercially reasonable; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)                          No Unlawful Payments.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)                            Compliance with Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)                                Compliance with OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)                          No Broker’s Fees.  The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(hh)                          No Registration Rights.  No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Securities.

(ii)                                  No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(jj)                                  Margin Rules.  Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk)                            Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)                                  Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)                      Sarbanes-Oxley Act.  There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)                          Status under the Securities Act.  At the time of filing of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer” and was and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act.

(oo)                          Reserve Report Data.  The oil and gas reserve estimates of the Company for the fiscal years ended December 31, 2008, 2007 and 2006 contained in the Registration Statement, the Time of Sale Information and the Prospectus are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of the Company at the dates indicated therein and are in accordance with the Commission guidelines applicable thereto applied on a consistent basis throughout the periods involved.

(pp)                          Independent Reserve Engineering Firm.  DeGolyer and MacNaughton, who has certified the oil and gas reserve estimates of the Company, has represented to the Company that it is, and the Company believes it to be, an independent reserve engineering firm with respect to the Company for the periods set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(qq)                          Qualifying Facilities.  Each of the electric generation facilities that the Company owns, leases and/or operates is a “qualifying facility” (“QF”) as defined under the Public Utility Regulatory Polices Act of 1978, as amended, and the regulations promulgated thereunder (“PURPA”) that sells its electric output solely at wholesale. The Company has filed all notices of certification, recertification and otherwise complied with all requirements of PURPA necessary to maintain the QF status under PURPA of each of the electric generation facilities that the Company owns, leases and/or operates. The QF status of the electric generation facilities that the Company owns, leases and/or operates is not subject to any pending challenge, investigation or request for revocation, or appeal thereof.

(rr)                                Federal Power Act.  Except for regulation applicable solely to QFs under PURPA, the Company is not subject to regulation as a “public utility,” “public service company,” “holding company” (or similar designation) by any governmental or regulatory authority, including under the Federal Power Act, as amended (“FPA”) or any applicable state utility laws.

(ss)                            Utility Filings.  The Company has filed or caused to be filed with, or obtained from, the applicable state or local utility commissions or regulatory bodies (including the California Independent System Operator), all forms, statements, reports, registrations and documents (including all exhibits, amendments and supplements thereto) required to be filed by it or obtained under California state utility laws and the respective rules and regulations thereunder, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed.

4.                                       Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                  Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representative.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of any post-effective amendment to the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to each Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)                                    Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                 Blue Sky Compliance.  The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                                     Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of Lock-Up Securities, or enter into a transaction that would have the same effect, (ii) offer, sell, contract to sell, contract to purchase any option, right or warrant to purchase Lock-Up Securities, or enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, except for (A) the sale by the Company of the Offered Securities under this Agreement, (B) the issuance of Lock-Up Securities pursuant to the exercise by directors, employees or consultants (or their estates or other permitted successors in interest) of stock options or other equity awards outstanding on the date of this Agreement, (C) grants of stock options, restricted stock or other equity awards pursuant to the terms of an employee or director benefit or compensation plan in effect on the date of this Agreement, (D)

the issuance of Lock-Up Securities or other rights to acquire Securities that the Company may issue in connection with acquisitions, provided that (x) the aggregate number of shares of Lock-up Securities or rights shall not exceed 5% of the outstanding Securities on the date of this Agreement and (y) the recipients of such Lock-up Securities agree in writing to be subject to similar restrictions, and (E) the issuance of Lock-Up Securities pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan.  The initial Lock-Up Period will commence on the date of the Prospectus Supplement and continue for 90 days or such earlier date that Credit Suisse Securities (USA) LLC consents to in writing.

(j)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Offered Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k)                                  No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(l)                                     Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the Firm Securities and the Optional Securities, as applicable, on the New York Stock Exchange.

(m)                               Reporting Requirements.  During the period of three (3) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(n)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                       Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                  It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the

Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                       Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Firm Securities on the First Closing Date or the Optional Securities on the Optional Closing Date , as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                  Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the First Closing Date or the Optional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the First Closing Date or the Optional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s 8.25% Senior Subordinated Notes due 2016, the Company’s 10¼% Senior Notes due 2014 issued on May 27, 2009 or the Company’s 10¼% Senior Notes due 2014 issued on August 14, 2009 or any other debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company’s 8.25% Senior Subordinated Notes due 2016, the Company’s 10¼% Senior Notes due 2014 issued on May 27, 2009 or the Company’s 10¼% Senior Notes due 2014 issued on August 14, 2009 or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officers’ Certificate.  The Representatives shall have received on and as of the First Closing Date or the Optional Closing Date, as the case may be, a certificate of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date or the Optional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                    Comfort Letters.  On the date of this Agreement and on the First Closing Date or the Optional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the First Closing Date or the Optional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such First Closing Date or Optional Closing Date, as the case may be.

(g)                                 Opinion and 10b-5 Statement of Counsel for the Company.  Each of Baker Botts L.L.P., special counsel for the Company and Musick, Peeler & Garrett LLP, general counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and/or 10b-5 Statement, dated the First Closing Date or the Optional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto and Annex A-2 hereto, respectively.

(h)                                 Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the First Closing Date or the Optional Closing Date, as the case may be, an opinion and 10b-5 Statement of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Optional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Optional Closing Date, as the case may be, prevent the issuance or sale of the Firm Securities or the Optional Securities, respectively.

(j)            Good Standing.  The Representatives shall have received on and as of the First Closing Date or the Optional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Reserve Report Confirmation Letters.  On the date of this Agreement and on the First Closing Date or the Optional Closing Date, as the case may be, DeGolyer and MacNaughton shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information with respect to the estimated oil and gas reserves of the Company as reported in letters to the Company.

(l)            Exchange Listing.  The Offered Securities to be delivered on the First Closing Date or the Optional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange.

(m)          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Annex C hereto, between you and the executive officers and directors of the Company as of the date of this Agreement relating to the sales and certain other dispositions of shares of Securities or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect.

(n)           Additional Documents.  On or prior to the First Closing Date or the Optional Closing Date, as the Case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such

Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Preliminary Prospectus as of any time, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or any “road show” not constituting any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Preliminary Prospectus as of any time, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the section titled “Underwriting” in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the concession and discount figures in the fourth paragraph and (ii) paragraphs 11 and 12.

(c)           Notice and Procedures.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim or demand in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  If any such action shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to  the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to the subsection (a) or (b) above that the indemnifying party may designate in such action and shall pay the costs and expenses of such action and shall pay the fees and expenses of such counsel related to such action, as incurred.  In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) such indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company from the sale of the Offered Securities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e)           Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the First Closing Date or the Optional Closing Date, as the case may be, (a) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (b) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Firm Securities or the Optional

Securities, as applicable, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.           Defaulting Underwriter.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or the Optional Closing Date, as the case may be, and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.           Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred by it in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives shall reasonably designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing Preliminary Prospectuses and Prospectuses (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Notwithstanding the foregoing, if and when the transactions contemplated by Section 2 above are consummated, the Underwriters will reimburse the Company for actual bona fide expenses that are incurred by the Company in connection with the transactions contemplated by this Agreement in an amount up to $310,000.  Such reimbursement will be made by wire transfer of immediately available funds to such account or accounts designated by the Company, or such other method agreed to by the Company and the Representatives, within five (5) business days of delivery by the Company or reasonably satisfactory documentation of such expenses to the Representatives.

12.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Sections 9(a), 9(c) or 9(d) or Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 3 and all obligations under Section 4 shall also remain in effect.

13.           Persons Entitled to Benefit of Agreement.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.  No purchaser of the Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.           Miscellaneous.  (a)  Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)           Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1999 Broadway, Suite 3700, Denver, Colorado 80202 (fax: (303) 999-4400); Attention: Kenneth A. Olson, Corporate Secretary.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BERRY PETROLEUM COMPANY

By:	/s/ Shawn M. Canaday
Shawn M. Canaday
Vice President of Finance

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC
JP MORGAN SECURITIES INC.

Acting for themselves and as the Representatives of the
several Underwriters listed in Schedule 1 hereto

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Santangelo
Name: Robert Santangelo
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Vean J. Gregg III
Name: Vean J. Gregg III
Title: Managing Director

Schedule 1

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	2,800,000
J.P. Morgan Securities Inc.	1,600,000
Wells Fargo Securities, LLC	600,000
BMO Capital Markets Corp.	400,000
Calyon Securities (USA) Inc.	400,000
Citigroup Global Markets Inc.	400,000
Goldman, Sachs & Co.	400,000
KeyBanc Capital Markets Inc.	400,000
Morgan Keegan & Company, Inc.	400,000
Tudor, Pickering, Holt & Co. Securities, Inc.	400,000
Howard Weil Incorporated	200,000
TOTAL	8,000,000

Annex A-1

[Form of Opinion of Baker Botts L.L.P.]

1.             The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act on the date specified therein within the time periods prescribed thereby; and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

2.             The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (excluding in each case the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act.

3.             The statements in the Time of Sale Information and Prospectus under the caption “Certain United States Federal Income and Estate Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

Such counsel shall also state:

That they have participated in conferences with representatives of the Company, representatives of its independent accountants and independent reserve engineers and you and your representatives, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed.  The purpose of its professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information, the Prospectus or any amendment or supplement thereto, and it has not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information, the Prospectus or any amendment or supplement thereto involve matters of a non-legal nature.  Accordingly, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus or any amendment or supplement thereto (except to the extent stated in paragraph 3 above).  Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, it advises you that nothing has come to our attention that caused it to believe that the Registration Statement, at the time of its most recent effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which we assume to be the date of the Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the First Closing Date or the Optional Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In the immediately preceding paragraph and paragraph 2, references to the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, the Prospectus and any amendment or supplement to any of the foregoing do not include references to any of the following, as to which such counsel will not be asked to and will not express any belief with respect to, which the Registration Statement, the Time of Sale Information, the Prospectus or any amendment or supplement contains or incorporates by reference or omits: (i) any financial statements or schedules included or incorporated by reference or omitted therefrom, including the notes thereto and the independent registered public accounting firm’s reports thereon and the other financial, accounting and statistical data and information included therein or omitted therefrom, (ii) the estimated oil and natural gas reserve evaluations and related calculations of DeGolyer and MacNaughton, independent petroleum engineers, (iii) the other information of a financial or reserve nature included or incorporated by reference therein and (iv) representations and warranties and other statements of fact included in any exhibits thereto.

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Annex A-2

[Form of Opinion of Musick, Peeler & Garrett LLP]

1.             The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, be in good standing  or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

2.             The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”

3.             The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of the Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

4.             The Firm Securities or the Optional Securities, as the case may be, have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and, when the Firm Securities or the Optional Securities, as the case may be, have been delivered and paid for in accordance with this Agreement on the applicable Closing Date, such Firm Securities or Optional Securities, as the case may be, will have been, validly issued, fully paid and nonassessable, and will conform to the information in the Registration Statement, the Time of Sale Information and the Prospectus and to the description of such Firm Securities or Optional Securities, as the case may be, contained in the Preliminary Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Firm Securities or the Optional Securities, as the case may be.

5.             The execution, delivery and performance by the Company of the Agreement, the issuance and sale of the Offered Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

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6.             No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Agreement, the compliance by the Company with the terms of the Agreement, the issuance and sale of the Firm Securities or the Optional Securities, as the case may be, and the consummation of the other transactions contemplated by the Agreement, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

7.             To the best of our knowledge, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best of our knowledge, contemplated by any governmental or regulatory authority or threatened by others.

8.             The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents (other than the Offered Securities) are accurate in all material respects; and, to the best of our knowledge, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information, or the Prospectus and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

9.             The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

10.           Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

11.           The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the First Closing Date or the Optional Closing Date, as the case may be, (other than the financial statements and related schedules therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all

2

material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.  To the best of our knowledge, no such document, when such document became effective or was so filed, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such document was so filed, not misleading.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and independent reserve engineers and your representatives at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to our attention to cause us to believe that the Registration Statement, at the time of its most recent effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which we assume to be the date of the Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the First Closing Date or the Optional Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In this paragraph, references to the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement to any of the foregoing do not include references to any of the following, as to which such counsel will not be asked to comment, which the Registration Statement, the Time of Sale Information, the Prospectus or any amendment or supplement contains or incorporates by reference or omits: (i) any financial statements or schedules included or incorporated by reference, including the notes thereto and the independent registered public accounting firm’s reports thereon and the other financial and accounting data included therein or omitted therefrom, (ii) the estimated oil and natural gas reserve evaluations and related calculations of DeGolyer and MacNaughton, independent petroleum engineers, (iii) the other information of a financial or reserve nature included or incorporated by reference therein and (iv) representations and warranties and other statements of fact included in any exhibits thereto.

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Annex B

Time of Sale Information

1. Issuer Free Writing Prospectuses (included in the Time of Sale Information)

General Use “Issuer Free Writing Prospectus” includes each of the following documents:

None

2. Other Information Included in the Time of Sale Information

The following information is also included in the Time of Sale Information:

1. The initial price to the public of the Offered Securities, which is $29.25 per share.

2. The Offered Securities comprise 9,200,000 shares of Class A Common Stock of the Company.

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Annex C

January , 2010

Berry Petroleum Company
1999 Broadway, Suite 3700
Denver, Colorado 80202

Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc. as the Representatives

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-2629

Dear Sirs:

The undersigned understands that the underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), for which Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are acting as representatives, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Berry Petroleum Company, a Delaware corporation (together with any successor (by merger or otherwise) thereto, the “Company”), providing for the public offering by the several Underwriters of Class A Common Stock, par value $0.01 per share, of the Company (the “Securities”).  As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, take any of the following actions with respect to any Securities or any securities convertible into or exchangeable or exercisable for any of the Securities (collectively, the “Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of Lock-Up Securities, or enter into a transaction that would have the same effect, (ii) offer, sell, contract to sell, contract to purchase any option, right or warrant to purchase Lock-Up Securities, or enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC.  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement (this “Agreement”) and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities pursuant to the Underwriting Agreement (the “Public Offering Date”).

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Any Lock-Up Securities received upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options granted to the undersigned will also be subject to this Agreement.  A transfer of the Lock-Up Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 or voluntary report made after the expiration of the Lock-Up Period).  This Agreement shall not apply to any sales  of Securities for the purpose of satisfying tax liabilities of the undersigned associated with the vesting or exercise of awards of the undersigned outstanding as of the date of this Agreement and granted pursuant to an equity plan of the Company.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the Lock-Up Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall terminate upon the earliest of (i) termination of the Underwriting Agreement prior to the First Closing Date (as defined in the Underwriting Agreement) and (ii) the 45th day following the date of this Agreement, if the Public Offering Date has not occurred.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name:
Title:

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